THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT, dated as of March 26, 2008 (this “Amendment”), to the Credit and Guaranty Agreement, dated as of July 19, 2007, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Proliance International Inc., a Delaware corporation (“Holdings” and the ”Borrower”), certain domestic subsidiaries of the Borrower listed as a “Guarantor” on the signature pages thereto (together with each other Person (as defined in the Credit Agreement) that guarantees all or any portion of the Obligations (as defined in the Credit Agreement) from time to time, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the ”Lenders”), Silver Point Finance, LLC, a Delaware limited liability company (“Silver Point”), as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the ”Collateral Agent”), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the ”Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) and Silver Point as lead arranger (in such capacity, together with its successors and assigns in such capacity, if any, the “Lead Arranger”).

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

WHEREAS, the Credit Parties have requested that the Agents and the Lenders amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

WHEREAS, the Agent and the Lenders are willing to agree to this requested Amendment, but only upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, the Agents and the Lenders hereby agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

2. Defined Terms in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended, as follows:

(a) New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the definitions of the following terms thereto, in alphabetical order, to read in their entirety as follows:

“‘Consolidated Unadjusted EBITDA’ means, for any period, an amount determined for any Person and its Subsidiaries on a consolidated basis equal to:

(i) the sum, without duplication, of the amounts for such period of:

(a) Consolidated Net Income, plus

(b) Consolidated Interest Expense, plus

(c) provisions for taxes based on income, plus

(d) total depreciation expense, plus

(e) total amortization of deferred issuance costs, plus

(f) net losses from the sale or exchange of capital assets, plus

(g) total amortization expense, plus

(h) without duplication, debt extinguishment costs associated with the Tranche A Term Loans and the Revolving Loans, minus

(ii) the sum, without duplication, of the amounts for such period of:

(a) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), plus

(b) interest income, plus

(c) income tax credits, plus

(d) net gain from the sale or exchange of capital assets, plus

(e) expense items solely associated with the Southaven Casualty Event that are capitalized directly on the balance sheet of Holdings and its Subsidiaries or otherwise not recorded on the income statement of Holdings and its Subsidiaries in accordance with GAAP;

in each case, determined in accordance with GAAP (calculated on an Annualized Basis with respect to Sections 6.7(a) and 6.7(f)).”

“‘Third Amendment’ means the Third Amendment to the Credit Agreement, dated as of March 26, 2008, by and among the Credit Parties, the Requisite Lenders and the Agents.”

“‘Third Amendment Effective Date’ has the meaning ascribed to the term “Amendment Effective Date” in the Third Amendment.”

(b) Existing Definitions.

(i) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of the term “Borrowing Base Overadvance Amount” contained therein to read in its entirety as follows:

“Borrowing Base Overadvance Amount’ means, at any date of determination, the maximum amount of overadvances set forth in the Budget for such period; provided that such amount shall not exceed (i) $19,200,000 during the week ending March 14, 2008, (ii) $21,200,000 during the week ending March 21, 2009, (iii) $21,200,000 during the week ending March 28, 2009, (iv) $22,700,000 during the week ending April 4, 2009, and (v) $24,200,000 at all times thereafter on or prior to May 31, 2008; provided, that such amount shall be reduced to $0 no later than May 31, 2008.”

(ii) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of the term “Consolidated Adjusted EBITDA” contained therein to read in its entirety as follows:

“‘Consolidated Adjusted EBITDA’ means, for any period, an amount determined for any Person and its Subsidiaries on a consolidated basis equal to:

(i) the sum, without duplication, of the amounts for such period of:

(a) Consolidated Net Income, plus

(b) Consolidated Interest Expense, plus

(c) provisions for taxes based on income, plus

(d) total depreciation expense, plus

(e) total amortization of deferred issuance costs, plus

(f) net losses from the sale or exchange of capital assets, plus

(g) total amortization expense, plus

(h) without duplication, debt extinguishment costs associated with the Tranche A Term Loans and the Revolving Loans, plus

(i) other non-Cash items reducing Consolidated Net Income (excluding any items related to Inventory and Accounts and any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), plus

(j) without duplication, cash costs and expenses associated with (i) the Southaven Casualty Event, (ii) the Capital Raise, or (iii) the financial restructuring activities as a result of the Southaven Casualty Event and the Second Amendment, in each case of clauses (i), (ii) and (iii) that have reduced EBITDA of

Holdings (including, without limitation, all legal and professional fees, costs and expenses), provided, that the inclusion of such restructuring costs are subject to the approval of Administrative Agent in its discretion after sufficient detail has been provided to Administrative Agent (such approval not to be unreasonably withheld after receipt and review by Administrative Agent of such detail), plus

(k) without duplication, business interruption proceeds from the Southaven Casualty Event to the extent such proceeds are received in cash; provided, that solely when calculating Consolidated Adjusted EBITDA for (i) each monthly covenant test during 2008, such proceeds are received in cash prior to the testing date 30 days after the end of the month and relate to losses prior thereto (and which have not been used in the calculation for any prior month) and (ii) the 12 months ending December 31, 2008, such proceeds are received in cash by March 31, 2009; provided, further, that the inclusion of such business interruption proceeds are subject to the approval of Administrative Agent in its discretion after sufficient documentation demonstrating that such business interruption proceeds were paid as compensation for actual EBITDA losses incurred by Holdings has been provided to Administrative Agent (such approval not to be unreasonably withheld after receipt and review by Administrative Agent of such documentation), plus

(l) without duplication, the margin on the inventory that gave rise to the insurance proceeds, provided, that the inclusion of such proceeds are subject to the approval of Administrative Agent in its discretion after sufficient documentation has been provided to Administrative Agent (such approval not to be unreasonably withheld after receipt and review by Administrative Agent of such documentation), plus

(m) without duplication, the expenses incurred in connection with the Second Amendment and the Third Amendment (including, without limitation, the Warrants) and the Capital Raise that are required to be accounted for in accordance with GAAP, provided, that the inclusion of such expenses are subject to the approval of Administrative Agent in its discretion after sufficient documentation has been provided to Administrative Agent (such approval not to be unreasonably withheld after receipt and review by Administrative Agent of such documentation), minus

(ii) the sum, without duplication, of the amounts for such period of:

(a) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), plus

(b) interest income, plus

(c) income tax credits, plus

(d) net gain from the sale or exchange of capital assets, plus

(e) expense items solely associated with the Southaven Casualty Event that are capitalized directly on the balance sheet of Holdings and its Subsidiaries or otherwise not recorded on the income statement of Holdings and its Subsidiaries in accordance with GAAP;

in each case, determined in accordance with GAAP (calculated on an Annualized Basis with respect to Sections 6.7(a) and 6.7(f)); provided, that Consolidated Adjusted EBITDA shall be the amount set forth on Schedule 1.1(f) for the applicable period set forth therein.”

(ii) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of the term “Senior Leverage Ratio” contained therein to read in its entirety as follows:

“‘Senior Leverage Ratio’ means the ratio as of the last day of any Fiscal Quarter or other date of determination of:

(i) Consolidated Total Debt; provided, that for the purposes of this clause (i), with respect to the testing period (x) ending September 30, 2008, the lower of (1) the amount of the business interruption insurance receivables (A) generated as a result of an insurance claim with respect to the Southaven Casualty Event and (B) deemed to be an account receivable in accordance with GAAP, approved by Holdings’ auditors and recorded as an account receivable after July 31, 2008, and (2) $8,500,000, shall be deducted from Consolidated Total Debt for such period and (y) ending December 31, 2008, the lower of (1) the amount of the business interruption insurance receivables (A) generated as a result of an insurance claim with respect to the Southaven Casualty Event and (B) deemed to be an account receivable in accordance with GAAP, approved by Holdings’ auditors and recorded as an account receivable after July 31, 2008 and (2) $15,000,000, shall be deducted from Consolidated Total Debt for such period, to

(ii) Consolidated Adjusted EBITDA; provided, that for the purposes of this clause (ii), Consolidated Adjusted EBITDA shall be the amount set forth on Schedule 1.1(f) for the applicable period set forth therein.”

3. Section 6.7. Section 6.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.7 Financial Covenants.

(a) Fixed Charge Coverage Ratio. Holdings shall not permit the Fixed Charge Coverage Ratio for Holdings and its Subsidiaries as of the last day of any testing period to be less than the correlative ratio indicated below:

Period	Fixed Charge Coverage Ratio
12 months ending December 31, 2008	1.22:1.00
12 months ending December 31, 2009	1.30:1.00
12 months ending December 31, 2010	1.40:1.00
12 months ending December 31, 2011	1.50:1.00

(b) Senior Leverage Ratio. Holdings shall not permit the Senior Leverage Ratio for Holdings and its Subsidiaries as of the last day of any testing period to exceed the correlative ratio indicated below:

Period	Senior Leverage Ratio
12 months ending December 31, 2008	2.20:1.00
12 months ending December 31, 2009	2.00:1.00
12 months ending December 31, 2010	2.00:1.00
12 months ending December 31, 2011	2.00:1.00

(c) Consolidated Adjusted EBITDA. Holdings shall not permit Consolidated Adjusted EBITDA of Holdings and its Subsidiaries as at the end of the applicable testing period below for the applicable period set forth below then ended to be less than the correlative amount indicated below:

Period	Consolidated Adjusted EBITDA
12 months ending December 31, 2008	$27,500,000
12 months ending December 31, 2009	$30,000,000
12 months ending December 31, 2010	$33,200,000
12 months ending December 31, 2011	$36,700,000

Notwithstanding the foregoing, Consolidated Adjusted EBITDA for the 12 months ending December 31, 2008 as set forth in this Section 6.7(c) shall not be tested until March 31, 2009.

(d) Maximum Consolidated Capital Expenditures. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for all of its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year:

Period	Consolidated Capital Expenditures
Fiscal Year 2008	$9,000,000
Fiscal Year 2009	$9,000,000
Fiscal Year 2010	$9,000,000
Fiscal Year 2011	$9,000,000
Fiscal Year 2012	$9,000,000

Anything to the foregoing notwithstanding, (i) commencing with Fiscal Year 2009, in the event that the amount of Consolidated Capital Expenditures permitted to be made by Holdings and its Subsidiaries pursuant to hereto in any period (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (i)) is greater than the amount of such Consolidated Capital Expenditures actually made by Holdings and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Consolidated Capital Expenditures in the succeeding year in an aggregate amount equal to 50% of such excess amount, and (ii) Consolidated Capital Expenditures made pursuant to this Section 6.7(d) during any fiscal year shall be deemed made first, in respect of amounts permitted for such fiscal year as provided above (without giving effect to amounts carried over from any prior fiscal year pursuant to clause (i) above) and second, in respect of the excess amount carried over from any prior fiscal year pursuant to clause (i) above.

(e) Maximum Lease Obligations. Holdings shall not create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any personal property under leases or agreements to lease other than (A) obligations in respect of Capital Leases which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Closing Date owing by all Credit Parties and their Subsidiaries to exceed $800,000 in any Fiscal Year, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Credit Parties and their Subsidiaries (x) in any Fiscal Year to exceed $10,300,000 and (y) during the term of this Agreement to exceed $51,500,000;

provided, that if any branches are sold, the amounts set forth in this sub-clause (B) shall be reduced by the amount of the Operating Lease Obligation that corresponds to such sold branch.

(f) Fixed Charge Coverage Ratio. Holdings’ Domestic Subsidiaries shall not permit the Fixed Charge Coverage Ratio for such Persons as of the last day of any testing period to be less than the correlative ratio indicated below:

Period	Fixed Charge Coverage Ratio
3 months ending March 31, 2008	(0.20):1.00
3 months ending June 30, 2008	0.88:1.00
3 months ending September 30, 2008	2.07:1.00
3 months ending December 31, 2008	1.53:1.00
12 months ending March 31, 2009	1.50:1.00
12 months ending June 30, 2009	1.50:1.00
12 months ending September 30, 2009	1.50:1.00
12 months ending December 31, 2009	1.50:1.00
12 months ending March 31, 2010	1.60:1.00
12 months ending June 30, 2010	1.60:1.00
12 months ending September 30, 2010	1.60:1.00
12 months ending December 31, 2010	1.60:1.00
12 months ending March 31, 2011	1.70:1.00
12 months ending June 30, 2011	1.70:1.00
12 months ending September 30, 2011	1.70:1.00
12 months ending December 31, 2011	1.70:1.00
12 months ending March 31, 2012	1.80:1.00
12 months ending June 30, 2012	1.80:1.00

(g) Senior Leverage Ratio. Holdings’ Domestic Subsidiaries shall not permit the Senior Leverage Ratio for such Persons as of the last day of any testing period to exceed the correlative ratio indicated below:

Period	Senior Leverage Ratio
12 months ending March 31, 2008	6.48:1.00
12 months ending June 30, 2008	5.15:1.00
12 months ending September 30, 2008	4.01:1.00
12 months ending December 31, 2008	2.77:1.00
12 months ending March 31, 2009 and each quarter ending thereafter	2.00:1.00

(h) Consolidated Unadjusted EBITDA. Holdings’ Domestic Subsidiaries shall not permit Consolidated Unadjusted EBITDA for such Persons as at the end of any testing period for the applicable period then ended to be less than the correlative amount indicated below:

Period	Consolidated Unadjusted EBITDA
1 month ending March 31, 2008	$(4,828,200)
2 months ending April 30, 2008	$(8,633,400)
3 months ending May 31, 2008	$(11,073,300)
4 months ending June 30, 2008	$(11,851,600)
5 months ending July 31, 2008	$(11,605,400)
6 months ending August 31, 2008	$(10,082,400)
7 months ending September 30, 2008	$(8,191,700)
8 months ending October 31, 2008	$(6,417,800)
9 months ending November 30, 2008	$(4,901,200)
10 months ending December 31, 2008	$(4,013,000)

(i) Consolidated Adjusted EBITDA. Holdings’ Domestic Subsidiaries shall not permit Consolidated Adjusted EBITDA for such Persons as at the end of any testing period for the applicable period then ended to be less than the correlative amount indicated below:

Period	Consolidated Adjusted EBITDA
1 month ending March 31, 2008	$(276,900)
2 months ending April 30, 2008	$510,300
3 months ending May 31, 2008	$2,336,800
4 months ending June 30, 2008	$4,949,900
5 months ending July 31, 2008	$7,964,500
6 months ending August 31, 2008	$11,487,300
7 months ending September 30, 2008	$14,115,300
8 months ending October 31, 2008	$16,471,600
9 months ending November 30, 2008	$18,578,300
10 months ending December 31, 2008	$20,082,300
12 months ending December 31, 2008	$20,548,300
12 months ending March 31, 2009	$26,150,000
12 months ending June 30, 2009	$26,900,000
12 months ending September 30, 2009	$27,650,000
12 months ending December 31, 2009	$28,400,000
12 months ending March 31, 2010	$29,150,000
12 months ending June 30, 2010	$29,900,000
12 months ending September 30, 2010	$30,650,000
December 31, 2010	$31,400,000
March 31, 2011	$32,150,000
June 30, 2011	$32,900,000
September 30, 2011	$33,650,000
December 31, 2011	$34,400,000
March 31, 2012	$35,150,000
June 30, 2012	$35,900,000

Notwithstanding the foregoing, Consolidated Adjusted EBITDA for the 12 months ending December 31, 2008 as set forth in this Section 6.7(i) shall not be tested until March 31, 2009.

(j) Maximum Consolidated Capital Expenditures. Holdings’ Domestic Subsidiaries shall not, and shall not permit their Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Quarter or Fiscal Year, as applicable, indicated below, in an aggregate amount for all of its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Quarter or Fiscal Year, as applicable:

Period	Consolidated Capital Expenditures
Fiscal Quarter ending March 31, 2008	$1,206,300
Fiscal Quarter ending June 30, 2008	$2,420,000
Fiscal Quarter ending September 30, 2008	$807,800
Fiscal Quarter ending December 31, 2008	$447,000
Fiscal Year 2009	$7,000,000
Fiscal Year 2010	$7,000,000
Fiscal Year 2011	$7,000,000
Fiscal Year 2012	$7,000,000

Anything to the foregoing notwithstanding, (i) commencing with Fiscal Year 2009, in the event that the amount of Consolidated Capital Expenditures permitted to be made by Holdings’ Domestic Subsidiaries and their Subsidiaries pursuant to hereto in any period (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (i)) is greater than the amount of such Consolidated Capital Expenditures actually made by Holdings’ Domestic Subsidiaries and their Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Consolidated Capital Expenditures in the succeeding year in an aggregate amount equal to 50% of such excess amount, and (ii) Consolidated Capital Expenditures made pursuant to this Section 6.7(j) during any fiscal year shall be deemed made first, in respect of amounts permitted for such fiscal year as provided above (without giving effect to amounts carried over from any prior fiscal year pursuant to clause (i) above) and second, in respect of the excess amount carried over from any prior fiscal year pursuant to clause (i) above.

(k) Maximum Lease Obligations. Holdings’ Domestic Subsidiaries shall not create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any personal property under leases or agreements to lease other than (A) obligations in respect of Capital Leases which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Closing Date owing by all Credit Parties and their Subsidiaries to exceed $750,000 in any Fiscal Year, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Holdings’ Domestic Subsidiaries and their Subsidiaries (x) in any Fiscal Year to exceed $9,000,000 and (y) during the term of this Agreement to exceed $45,000,000; provided, that if any branches are sold, the amounts set forth in this sub-clause (B) shall be reduced by the amount of the Operating Lease Obligation that corresponds to such sold branch.

(l) NRF Consolidated Adjusted EBITDA. NRF shall not permit Consolidated Adjusted EBITDA for NRF as at the end of any testing period for the applicable period then ended to be less than the correlative amount indicated below:

Period	Consolidated Adjusted EBITDA
1 month ending March 31, 2008	$360,700
2 months ending April 30, 2008	$776,200
3 months ending May 31, 2008	$1,235,700
4 months ending June 30, 2008	$1,907,500
5 months ending July 31, 2008	$2,758,900
6 months ending August 31, 2008	$3,735,800
7 months ending September 30, 2008	$4,139,000
8 months ending October 31, 2008	$4,704,300
9 months ending November 30, 2008	$5,203,300
10 months ending December 31, 2008	$5,479,900
12 months ending December 31, 2008	$6,000,000
12 months ending March 31, 2009	$5,840,000
12 months ending June 30, 2009	$6,090,000
12 months ending September 30, 2009	$6,340,000
12 months ending December 31, 2009	$6,590,000
12 months ending March 31, 2010	$6,840,000
12 months ending June 30, 2010	$7,000,000
12 months ending September 30, 2010	$7,000,000
12 months ending December 31, 2010	$7,000,000
12 months ending March 31, 2011	$7,000,000
12 months ending June 30, 2011	$7,000,000
12 months ending September 30, 2011	$7,000,000
12 months ending December 31, 2011	$7,000,000
12 months ending March 31, 2012	$7,000,000
12 months ending June 30, 2012	$7,000,000

(m) Maximum Consolidated Capital Expenditures. NRF shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Quarter or Fiscal Year, as applicable, indicated below, in an aggregate amount for all of its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Quarter or Fiscal Year, as applicable:

Period	Consolidated Capital Expenditures
Fiscal Quarter ending March 31, 2008	€350,000
Fiscal Quarter ending June 30, 2008	€400,000
Fiscal Quarter September 30, 2008	€300,000
Fiscal Quarter ending December 31, 2008	€650,000
Fiscal Year 2009	€3,000,000
Fiscal Year 2010	€2,000,000
Fiscal Year 2011	€2,000,000
Fiscal Year 2012	€2,000,000

Anything to the foregoing notwithstanding, (i) commencing with Fiscal Year 2009, in the event that the amount of Consolidated Capital Expenditures permitted to be made by NRF and its Subsidiaries pursuant to hereto in any period (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (i)) is greater than the amount of such Consolidated Capital Expenditures actually made by NRF and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Consolidated Capital Expenditures in the succeeding year in an aggregate amount equal to 50% of such excess amount, and (ii) Consolidated Capital Expenditures made pursuant to this Section 6.7(m) during any fiscal year shall be deemed made first, in respect of amounts permitted for such fiscal year as provided above (without giving effect to amounts carried over from any prior fiscal year pursuant to clause (i) above) and second, in respect of the excess amount carried over from any prior fiscal year pursuant to clause (i) above.

(n) Maximum Lease Obligations. NRF shall not create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any personal property under leases or agreements to lease other than (A) obligations in respect of Capital Leases which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Closing Date owing by NRF and its Subsidiaries in any Fiscal Year to exceed €100,000, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by NRF and its Subsidiaries (x) in any Fiscal Year to exceed $900,000 and (y) during the term of this Agreement to exceed $4,500,000; provided, that if any branches are sold, the amounts set forth in this sub-clause (B) shall be reduced by the amount of the Operating Lease Obligation that corresponds to such sold branch.

Notwithstanding anything to the contrary contained in this Section 6.7, after the date the Borrower has consummated the Capital Raise, the Borrower and the Administrative Agent and the Requisite Lenders shall negotiate in good faith to re-determine (i) the 2008 Senior Leverage Ratio financial covenant levels set forth in Sections 6.7(b) and (g) to reflect a dollar for dollar adjustment to Consolidated Total Debt based on the application of the net cash proceeds received by the Borrower from the Capital Raise and (ii) the Fixed Charge Coverage Ratio financial covenant levels set forth in Sections 6.7(a) and (f) solely to reflect the new Consolidated Cash Interest Expense resulting from the impact of the Capital Raise, which financial covenant levels, in each case, shall be calculated in an updated covenant model (with all other assumptions not specifically outlined in this paragraph remaining the same) delivered to the Administrative Agent within five (5) Business Days of consummation of the Capital Raise, which covenant model and financial covenant levels shall be in form and substance satisfactory to Administrative Agent in its reasonable business discretion. In the event that the Borrower and the Administrative Agent and the Requisite Lenders are unable to agree upon revised financial covenant levels and enter into an amendment to this Agreement providing for such revised financial covenant levels, the existing financial covenant levels set forth in this Section 6.7 shall remain in effect for the applicable periods.”

4. Schedule 1.1(f). The Credit Agreement is hereby amended by adding Schedule 1.1(f) attached hereto as Annex I.

5. Waiver. Effective as of the Amendment Effective Date (as defined herein), and in reliance upon the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement, this Amendment and the other Credit Documents, and in accordance with Section 10.5 of the Credit Agreement, the Agents and the Requisite Lenders hereby waive any Event of Default that has arisen under Section 8.1(c) of the Credit Agreement as a result of the failure of the Credit Parties to comply with Section 5.1(c) of the Credit Agreement (solely with respect to the failure to deliver a report of BDO Seidman, LLP without any explanatory paragraph with respect to the audit for Fiscal Year 2007; provided that such explanatory paragraph is solely with respect to the subject matter of the Second Amendment). The waiver in this Section 5 shall be effective only in this specific instance and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Credit Document, which terms and conditions shall continue in full force and effect.

6. Conditions to Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) only upon satisfaction in full of the following conditions precedent:

(a) Collateral Agent shall have received counterparts of this Amendment that bear the signatures of each Credit Party, each Agent and the Requisite Lenders.

(b) Except as set forth in Section 5 hereof or in the Second Amendment, the representations and warranties contained herein, in Section IV of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date).

(c) Borrower shall have paid to Administrative Agent all amounts due and owing to any Agent or any Lender in connection with the Credit Documents.

(d) No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms (other than the Events of Default expressly waived herein).

(e) All legal matters incident to this Amendment shall be satisfactory to the Agents and their respective counsel.

7. Representations and Warranties. Each Credit Party represents and warrants as follows:

(a) Organization, Good Standing, Etc. Each Credit Party (i) is a corporation, limited liability company or limited partnership, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute and deliver this Amendment, consummate the transactions contemplated hereby and perform the Credit Agreement, as amended and modified hereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Credit Party of this Amendment and the performance by each Credit Party of the Credit Agreement, as amended and modified hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Credit Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Credit Party of this Amendment or the performance by any Credit Party of the Credit Agreement, as amended and modified hereby.

(d) Enforceability of Credit Documents. Each of this Amendment and the Credit Agreement, as amended and modified hereby, is a legal, valid and binding obligation of the Credit Parties which are party hereto or thereto, enforceable against such Credit Parties in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e) Representations and Warranties; No Default. Except as set forth in Section 5 hereof or in the Second Amendment, the representations and warranties contained herein, in Section IV of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms (other than the Event of Defaults expressly waived herein).

8. Effect of Amendment; Continued Effectiveness of the Credit Agreement.

(a) Ratifications. Except as otherwise expressly provided herein, (i) the Credit Agreement and the other Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (A) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended and modified by this Amendment, and (B) all references in the other Credit Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended and modified by this Amendment, (ii) to the extent that the Credit Agreement or any other Credit Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations or the Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Credit Agreement or any other Credit Document, nor constitute an amendment of any provision of the Credit Agreement or any other Credit Document. This Amendment shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Credit Document, which terms and conditions shall remain in full force and effect.

(b) No Waivers. Except as expressly set forth herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Credit Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Credit Agreement and the other Credit Documents in respect of all such Defaults or Events of Default not waived or consented to hereby or by the Second Amendment, under applicable law or otherwise.

(c) Amendment as Credit Document. Each Credit Party confirms and agrees that this Amendment shall constitute a Credit Document under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Credit Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Credit Party fails to perform or comply with any covenant or agreement contained herein.

9. Release. Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent, the Borrowing Base Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent, the Borrowing Base Agent, and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties and their Affiliates under the Credit Agreement and the other Credit Documents. Notwithstanding the foregoing, the Agents, the Borrowing Base Agent and the Lenders wish (and the Credit Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’, the Borrowing Base Agent’s and the Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Credit Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the ”Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, the Borrowing Base Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the ”Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise (collectively, “Claims”), which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done (collectively, “Actions”) on or prior to the Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Credit Agreement or any other Credit Document, or any act, event or transaction related or attendant thereto done or omitted to be done on or prior to the Amendment Effective Date, or the agreements of any Agent, the Borrowing Base Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Amendment Effective Date. For the avoidance of doubt, nothing contained in this Amendment shall be deemed to release or discharge any Released Party from any Claims arising out of, in connection with or related in any way to Actions occurring after the date of this Amendment.

10. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents, the Borrowing Base Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Administrative Agent and Collateral Agent, and of Otterbourg, Steindler, Houston & Rosen, P.C., counsel to Borrowing Base Agent. In addition, the Borrower will pay all costs and expenses, including attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent, Borrowing Base Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of any Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings (including, without limitation, the costs and expenses of any advisers retained by Agents, the Borrowing Base Agent and Lenders; provided, that so long as no Event of Default has occurred and is continuing the Borrower shall not be responsible for costs and expenses of CRS in excess of $25,000).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:
PROLIANCE INTERNATIONAL, INC.
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Executive Vice President, Chief Financial Officer

GUARANTORS:
AFTERMARKET LLC
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Vice President

AFTERMARKET DELAWARE CORPORATION
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Vice President

PROLIANCE INTERNATIONAL HOLDING CORPORATION
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: President

AGENTS AND LEAD ARRANGER:
SILVER POINT FINANCE, LLC, as Administrative Agent, Lead Arranger and Collateral Agent
By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin
Title Authorized Signatory

LENDERS:
SPF CDO I, LTD., as a Lender
By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin
Title: Authorized Signatory

FIELD POINT III, LTD. as a Lender
By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin
Title: Authorized Signatory

FIELD POINT IV, LTD. as a Lender
By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin
Title: Authorized Signatory

Annex I

Schedule 1.1(f)

Period	Consolidated Adjusted EBITDA
1 month ending April 30, 2007	$(679,000)
1 month ending May 31, 2007	$(83,000)
1 month ending June 30, 2007	$1,602,000
1 month ending July 31, 2007	$1,870,000
1 month ending August 31, 2007	$2,823,000
1 month ending September 30, 2007	$3,382,000
1 month ending October 31, 2007	$2,194,000
1 month ending November 30, 2007	$1,472,000
1 month ending December 31, 2007	$(1,513,000)
1 month ending January 31, 2008	$(234,000)
1 month ending February 29, 2008	$(357,000)